Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No.7 to Registration Statement on Form F-1 (No. 333-270591) of Chi Ko Holdings Limited and Subsidiaries (the “Company”) of our report dated September 21, 2023, relating to our audits of the consolidated financial statements of the Company as of and for the years ended March 31, 2023 and 2022, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

October 25, 2023

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us